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                                                                     EXHIBIT (j)


                      Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 12 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 17, 1999, relating to the financial statements and financial highlights of the The Prudential Investment Portfolios, Inc. (consisting of Prudential Active Balanced Fund, Prudential Jennison Growth Fund and Prudential Jennison Growth & Income Fund), which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Investment Advisory and Other Services" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ PricewaterhouseCoopers LLP
    1177 Avenue of the Americas
    New York, New York 10036
    December 2, 1999